EXHIBIT 99.1

FOR IMMEDIATE RELEASE	For more information, contact:
Marty Ketelaar, Vice President, Investor Relations (515) 362-3693
AmerUs Group Reports Second Quarter Operating
Income of $47.0 Million; $1.10 Per Share
     DES MOINES, Iowa (July 26, 2005)—AmerUs Group Co. (NYSE: AMH), a leading producer of life insurance and annuity products, today reported second quarter 2005 results. Highlights for the quarter include:
•	Adjusted net operating income of $47.0 million, or $1.10 per diluted share[1]

•	Net income of $35.6 million, or $0.83 per diluted share

•	Book value of $43.94 per share

•	Life insurance product sales[2] of $31 million

•	Fixed annuity product sales[2] of $713 million
     Commenting on the company’s second quarter results, chairman and chief executive officer Roger K. Brooks said, “These strong results reflect our focused strategy, strong distribution management, investment expertise and excellent product design. Our products continue to perform very well for our customers and provide profitable returns to the company.”

     Quarterly net income was $35.6 million or $0.83 per diluted share compared to $48.8 million or $1.20 per diluted share a year ago. Quarterly adjusted net operating income increased 12.5 percent to $47.0 million or $1.10 per diluted share compared to $41.7 million or $1.02 per diluted share a year ago.
     On a year-to-date basis, AmerUs Group reported net income of $97.1 million or $2.27 per diluted share compared to $81.9 million or $2.02 per diluted share a year ago. Adjusted net operating income for the same period was $93.7 million or $2.19 per diluted share compared to $81.9 million or $2.02 per diluted share a year ago.
Protection Product Sales2 and Results
     Pre-tax operating income for the protection segment increased 18 percent to $41.4 million compared to $34.9 million in the second quarter of 2004. The increase was primarily attributable to the growing block of indexed life business and increased product margins.
     Year-to-date, pre-tax operating income increased nearly 26 percent to $85.4 million compared to $68.0 million for the first six months of 2004.
     Second quarter fixed life sales were $31.0 million, compared to $33.5 million in the second quarter of 2004 and $26.1 million in the first quarter of 2005. Sales of indexed life products, AmerUs Group’s most profitable products, increased to 78 percent of total fixed life sales during the second quarter of 2005, compared to 58 percent a year ago. Year-to-date, fixed life sales were $57.1 million, compared to $65.3 million in the first six months of 2004.

     AmerUs Group is the leading producer of indexed life insurance and has held this position for 16 consecutive quarters. For the year, AmerUs Group expects total fixed life sales of $115-$120 million.
Accumulation Product Sales2 and Results
     Pre-tax operating income for the accumulation segment was $41.9 million during the second quarter of 2005 compared to $38.3 million a year ago. The increase was due to the continued shift in business mix from traditional fixed annuities to higher margin indexed annuity products and more assets under management. Year-to-date, pre-tax operating income was $82.6 million compared to $75.3 million for the first six months of 2004.
     Sales of fixed annuity products for the quarter totaled a record $713 million, compared with $427 million in the second quarter of 2004. Sales of indexed annuity products, AmerUs Group’s most profitable annuity product, comprised 90 percent of second quarter sales compared to 82 percent a year ago. AmerUs Group has remained one of the top five producers of indexed annuity products in the United States for 16 consecutive quarters.
     Year-to-date, fixed annuity sales were $1,284 million compared to $806 million during the first six months of 2004. The company plans to generate total fixed annuity sales of $2.2 billion to $2.5 billion in 2005, with equity indexed products representing 85-90 percent of those sales.
Net Investment Income
     Net investment income was $277 million in the second quarter of 2005 compared to $251 million in the second quarter of 2004. Growth in invested assets and higher yields on investments contributed to the increase. The weighted average book yield was 5.69 percent at June 30, 2005 compared to 5.71 percent at March 31, 2005.
Earnings Guidance3
     “Our business fundamentals and our growth plans for the balance of the year are on track. I am pleased to reaffirm our 2005 adjusted net operating income guidance of $4.45 to $4.57 per share,” said Brooks.
Corporate Actions
     During the second quarter, the company repurchased 107,500 shares of common stock at an average price of $46.48 per share. The company has authorization from its board of directors to repurchase an additional six million shares.
Webcast, Conference Call, Audio Replay and Additional Financial Information
     Interested parties may listen to a webcast or conference call with AmerUs Group’s management discussing second quarter 2005 results. The webcast may be accessed through AmerUs Group’s website at www.amerus.com under the “For Investors” section of the home page. The conference call may be accessed by calling (toll free) 800-857-3793 (international 630-395-0018) at 10 a.m. EDT on Wednesday, July 27, 2005. The pass code for the call is ‘AmerUs’. An audio replay of AmerUs Group’s call will be available at 12 p.m. EDT, July 27, 2005, through August 3, 2005. The replay can be accessed by dialing 888-676-2670 (international 402-220-6439).
     Further detailed financial information, including operating segment income, investment composition, operating expenses and product distribution by channel, can be found in AmerUs Group’s Financial Supplement, which is available by accessing the company’s web site at www.amerus.com or by contacting the company’s investor relations department.
Caution Regarding Forward-Looking Statements
     This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Forward-looking statements are not based on historical information and relate to future operations, strategies, financial results or other developments. Additionally, forward-looking statements are subject to assumptions, risks and uncertainties. Statements such as “expect,” “anticipate,” “believe,” “goal,” “objective,” “target,” “may,” “should,” “estimate,” “projects,” or similar words as well as specific projections of future results qualify as forward-looking statements. Factors that may cause our actual results to differ materially from those contemplated by these forward-looking statements can be found in the company’s 10-K, filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date the statement was made and AmerUs Group undertakes no obligation to update such forward-looking statements. There can be no assurance that other factors not currently anticipated by the company will not materially and adversely affect our results of operations. Investors are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf.
     AmerUs Group Co. is located in Des Moines, Iowa, and is engaged through its subsidiaries in the business of marketing individual life insurance and annuity products in the United States. Its major subsidiaries include: AmerUs Life Insurance Company,

American Investors Life Insurance Company, Inc., Bankers Life Insurance Company of New York and Indianapolis Life Insurance Company.
     As of June 30, 2005, AmerUs Group’s total assets were $24.2 billion and shareholders’ equity totaled $1.7 billion, including accumulated other comprehensive income.

[1]	The company views adjusted net operating income, a non-GAAP financial measure, as an important indicator of financial performance. When presented with net income, the combined presentation can enhance an investor’s understanding of AmerUs Group’s underlying profitability and normalized results from operations. The definition of adjusted net operating income, as presented in this press release, excludes items such as: open block realized gains and losses, deferred policy acquisition costs associated with open block realized gains and losses, non-insurance operations, the impact of SFAS 133, the release of income tax provisions, discontinued operations and the cumulative effect of change in accounting. Non-GAAP measures are also used for goal setting, determining employee and management compensation and evaluating our performance on a comparable basis to that used by security analysts. A reconciliation of net income to adjusted net operating income has been included as part of this press release.

[2]	Sales for an insurance company are a performance measure. Sales are presented in accordance with industry practice and represent the amount of new business sold during the period. We believe sales are a measure of the productivity of our distribution networks. Sales are also a leading indicator of future revenue trends.

[3]	Adjusted net operating income per share is a non-GAAP financial measure. Due to the unpredictability of the timing and recognition of gains and losses, especially items such as credit impairments, trading gains and losses, FAS 133 adjustments as well as the unpredictable nature of certain other items that management believes are not indicative of ongoing operational performance, guidance on GAAP net income cannot readily be estimated. Accordingly, the company is unable to provide guidance with respect to, or a reconciliation of guidance on, adjusted net operating income per share to GAAP net income per share.

AMERUS GROUP CO.

ADJUSTED NET OPERATING INCOME
($ in thousands, except share data)

Adjusted net operating income reflects net income adjusted to eliminate certain items, such as open block realized/unrealized gains and losses; DAC and VOBA associated with the open block realized/unrealized gains and losses; non-insurance operations; derivative related market value adjustments; the release of income tax provisions; discontinued operations and the cumulative effect of change in accounting. Adjusted net operating income shown below does not constitute our net income computed in accordance with GAAP. The adjustments are presented net of income taxes.

	For The Three Months Ended		For The Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004

Net Income	$35,567	$48,776	$97,055	$81,905

Realized/unrealized (gains) losses on open block assets (A)	958	6,044	888	22,132

Net amortization of DAC and VOBA due to open block gains or losses (B)	316	(21)	121	889

Net effect of derivative related market value adjustments (C)	9,874	860	15,075	(622)

Other (income) loss from non-insurance operations (D)	(7)	(815)	219	(696)

Income tax items (E)	244	(13,109)	(19,683)	(18,291)

Income from discontinued operations (F)	—	—	—	(3,899)

Cumulative effect of change in accounting (G)	—	—	—	510

Adjusted Net Operating Income	$46,952	$41,735	$93,675	$81,928

Adjusted Net Operating Income per common share:
Basic	$1.20	$1.06	$2.38	$2.08

Diluted	$1.10	$1.02	$2.19	$2.02

Weighted average common shares outstanding:
Basic	39,264,504	39,327,182	39,412,211	39,342,363

Diluted	42,751,912	40,760,364	42,845,240	40,619,242

AMERUS GROUP CO.

NOTES TO ADJUSTED NET OPERATING INCOME

(A)	Represents total open block realized/unrealized gains or losses on assets. Open block gains or losses may vary widely between periods. Such amounts are determined by management’s timing of individual transactions or current market conditions and do not necessarily correspond to the underlying operating trends. The six months ended June 30, 2004, include a $7.9 million loss on the Indianapolis Life office building, which was an asset classified as held for sale and carried at fair value. The office building was sold in the third quarter of 2004.

(B)	Represents amortization of deferred acquisition costs (DAC) and value of business acquired (VOBA) on the open block realized gains and losses that are included in our product margins.

(C)	Represents the net effect of derivative related market value adjustments. The accounting entries consist of cash flow hedge amortization; market value adjustments on trading securities, derivatives, and indexed contracts; and the associated change in amortization of DAC and VOBA resulting from such adjustments.

(D)	Represents the net income from our property operations which is not part of our insurance operations.

(E)	Represents a reduction in the income tax accrual for the release of provisions originally established for potential tax adjustments which have been settled or eliminated and changes in deferred income tax valuation allowances.

(F)	Represents the net income from our discontinued operations.

(G)	Represents the cumulative effect of change in accounting, net of income taxes, as of January 1, 2004, resulting from the Company’s adoption of SOP 03-1.

AMERUS GROUP CO.
CONSOLIDATED STATEMENT OF INCOME
($ in thousands, except share data)

	For The Three Months Ended June 30,		For The Six Months Ended June 30,
	2005	2004	2005	2004

Revenues:
Insurance premiums	$61,001	$63,791	$123,547	$134,528
Product charges	54,638	54,284	113,671	103,846
Net investment income	277,040	251,311	545,751	508,186
Realized/unrealized capital gains (losses)	6,266	(44,550)	(42,678)	(44,635)
Other income	11,229	12,204	23,785	23,906

	410,174	337,040	764,076	725,831

Benefits and expenses:
Policyowner benefits	244,203	168,350	413,786	406,779
Underwriting, acquisition and other expenses	38,419	38,843	79,027	71,543
Amortization of deferred policy acquisition costs and value of business acquired	35,058	58,278	87,801	106,189
Dividends to policyowners	31,864	10,936	51,867	36,420

	349,544	276,407	632,481	620,931

Income from continuing operations	60,630	60,633	131,595	104,900

Interest expense	8,191	7,936	15,971	16,334

Income before income tax expense	52,439	52,697	115,624	88,566

Income tax expense	16,872	3,921	18,569	10,050

Net income from continuing operations	35,567	48,776	97,055	78,516

Income from discontinued operations, net of tax	—	—	—	3,899

Net income before cumulative effect of change in accounting	35,567	48,776	97,055	82,415

Cumulative effect of change in accounting, net of tax	—	—	—	(510)

Net income	$35,567	$48,776	$97,055	$81,905

Net income from continuing operations per common share:
Basic	$0.91	$1.24	$2.46	$2.00

Diluted	$0.83	$1.20	$2.27	$1.93

Net income per common share:
Basic	$0.91	$1.24	$2.46	$2.08

Diluted	$0.83	$1.20	$2.27	$2.02

Weighted average common shares outstanding:
Basic	39,264,504	39,327,182	39,412,211	39,342,363

Diluted	42,751,912	40,760,364	42,845,240	40,619,242

AMERUS GROUP CO.
CONSOLIDATED BALANCE SHEETS
($ in thousands)

	June 30,	December 31,
	2005	2004

Assets
Investments:
Securities available-for-sale at fair value:
Fixed maturity securities	$16,481,895	$15,646,653
Equity securities	76,006	77,024
Short-term investments	11,954	2,979
Securities held for trading purposes:
Fixed maturity securities	1,559,922	1,718,125
Equity securities	33	15,468
Mortgage loans	931,066	865,733
Policy loans	485,371	486,071
Other investments	346,616	374,240

Total investments	19,892,863	19,186,293

Cash and cash equivalents	650,045	478,441
Accrued investment income	225,608	222,294
Premiums, fees and other receivables	41,413	39,688
Income taxes receivable	30,296	—
Reinsurance receivables	684,299	666,493
Deferred policy acquisition costs	1,392,276	1,248,009
Deferred sales inducements	177,622	137,538
Value of business acquired	354,861	374,792
Goodwill	228,869	226,291
Property and equipment	45,393	46,114
Other assets	300,533	296,409
Separate account assets	224,294	248,507

Total assets	$24,248,372	$23,170,869

AMERUS GROUP CO.
CONSOLIDATED BALANCE SHEETS
($ in thousands)

	June 30,	December 31,
	2005	2004

Liabilities and Stockholders’ Equity
Liabilities:
Policy reserves and policyowner funds:
Future life and annuity policy benefits	$18,711,861	$17,923,329
Policyowner funds	1,471,974	1,419,762

	20,183,835	19,343,091

Accrued expenses and other liabilities	1,008,665	837,514
Dividends payable to policyowners	364,695	322,037
Policy and contract claims	68,453	70,465
Income taxes payable	—	9,299
Deferred income taxes	134,279	145,332
Notes payable	546,637	571,155
Separate account liabilities	224,294	248,507

Total liabilities	22,530,858	21,547,400

Stockholders’ equity:
Preferred Stock, no par value, 20,000,000 shares authorized, none issued	—	—
Common Stock, no par value, 230,000,000 shares authorized; 44,569,825 shares issued and 39,091,588 shares outstanding in 2005; 44,225,902 shares issued and 39,400,663 shares outstanding in 2004	44,570	44,226
Additional paid-in capital	1,206,088	1,198,379
Accumulated other comprehensive income	128,440	114,670
Unearned compensation	(2,389)	(1,238)
Retained earnings	528,966	431,911
Treasury stock, at cost (5,478,237 shares in 2005 and 4,825,239 shares in 2004)	(188,161)	(164,479)

Total stockholders’ equity	1,717,514	1,623,469

Total liabilities and stockholders’ equity	$24,248,372	$23,170,869

AMERUS GROUP CO.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
For the Six Months Ended June 30, 2005 and the Year Ended December 31, 2004
($ in thousands)

			Accumulated
		Additional	Other				Total
		Paid-In	Comprehensive	Unearned	Retained	Treasury	Stockholders’
	Common Stock	Capital	Income	Compensation	Earnings	Stock	Equity
Balance at December 31, 2003	$43,836	$1,184,237	$84,519	$(1,361)	$255,006	$(156,426)	$1,409,811

2004:
Net income	—	—	—	—	192,642	—	192,642
Net unrealized gain on securities	—	—	33,959	—	—	—	33,959
Net unrealized gain on derivatives designated as cash flow hedges	—	—	420	—	—	—	420
Stock issued under various incentive plans, net of forfeitures	390	14,142	—	123	—	1,100	15,755
Purchase of treasury stock	—	—	—	—	—	(9,153)	(9,153)
Dividends declared on common stock	—	—	—	—	(15,737)	—	(15,737)
Minimum pension liability adjustment	—	—	(4,228)	—	—	—	(4,228)

Balance at December 31, 2004	44,226	1,198,379	114,670	(1,238)	431,911	(164,479)	1,623,469

2005:
Net income	—	—	—	—	97,055	—	97,055
Net unrealized gain on securities	—	—	13,896	—	—	—	13,896
Net unrealized loss on derivatives designated as cash flow hedges	—	—	(126)	—	—	—	(126)
Stock issued under various incentive plans, net of forfeitures	344	7,709	—	(1,151)	—	902	7,804
Purchase of treasury stock	—	—	—	—	—	(24,584)	(24,584)

Balance at June 30, 2005	$44,570	$1,206,088	$128,440	$(2,389)	$528,966	$(188,161)	$1,717,514